CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 for Cordia Bancorp Inc. of our report dated March 29, 2012, relating to our audits of the financial statements of Bank of Virginia, which appear in such Registration Statement, as of and for the years ended December 31, 2011 and 2010.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Yount, Hyde & Barbour, P.C.

Winchester, Virginia

January 18, 2013